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                   CONSENT OF RAUSCHER PIERCE REFSNES, INC.

     We hereby consent to the use of our name, to the summarization of our letter dated July 31, 1997 and to the other references to us in the Proxy Statement/Joint Prospectus of MSR Exploration Ltd. and Mercury Montana, Inc., and to the filing of such letter as an exhibit to this Registration Statement on Form S-4 of Mercury Montana, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or are within the class of persons whose consent is required thereunder.



                                             RAUSCHER PIERCE REFSNES, INC.

                                             /s/ Rauscher Pierce Refsnes, Inc.
                                             ---------------------------------


Dallas, Texas
August 4, 1997